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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-93712, Form S-8 No. 33-93746, Form S-8 No. 333-03460, Form S-8 No. 333-03478, Form S-4 No. 333-00230, Form S-4 No.
333-4406, Form S-4 No. 333-09905, Form S-3 No. 333-10531 and Form S-3 No.
333-11607) of Physicians Resource Group, Inc. and the related Prospectuses of our report dated March 1, 1996, with respect to the consolidated financial statements of EquiVision, Inc. included in Physicians Resource Group, Inc.'s Current Report on Form 8-K/A dated October 7, 1996 filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP

Atlanta, Georgia
October 25, 1996